Exhibit 99.1

AITX’s RAD Expands Sales Outreach and Industry Visibility Leading Up to ISC West

Momentum Building in 1st Month of Fiscal Year

Detroit, Michigan, March 7, 2024 — Robotic Assistance Devices (RAD), a wholly owned subsidiary of Artificial Intelligence Technology Solutions, Inc., (the “Company”) (OTCPK:AITX), is eagerly anticipating the opportunity to showcase its groundbreaking AI-powered security and safety solutions to diverse audiences at 2 upcoming regional conferences and one online webinar. From an exclusive IAHSS Great Lakes Chapter Meeting to the 2024 Healthcare Safety & Security Symposium, RAD is poised to present the transformative potential of its technology in shaping the future of security services. With a focus on Autonomous Remote Services and advanced Firearm Detection technology, RAD remains committed to delivering innovative solutions that address the evolving challenges faced by organizations across various sectors.

Steve Reinharz, CEO/CTO of AITX and RAD commented, “As RAD engages with esteemed members of the security industry and healthcare professionals, we are continuing to foster meaningful discussions and sharing insights that contribute to a safer, more secure future. We look forward to demonstrating how our solutions empower businesses and institutions to enhance their security posture efficiently and cost-effectively.”

With the momentum gained from these events, RAD will be poised to make a significant impression at ISC West, where it will have the opportunity to amplify its reach, strengthen relationships, and unveil its latest advancements to a broader audience. ISC West’s reputation as the premier security trade event in the U.S. aligns perfectly with RAD’s mission to drive innovation and shape the future of security technology. At ISC West, taking place April 9-12 in Las Vegas, RAD will be participating in 3 discussion panels, 1 educational presentation and exhibiting in booth #20131.

Mark Folmer, CPP, PSP, FSyI, President of RAD, added, “As an industry disruptor in the security services space, it’s important for us to get in front of our peers and show them that the future of security is right now with RAD. I am very excited about the events we have on the calendar for the next few months.”

Reinharz added, “We appreciate the support and invitation from industry leaders like Allied Universal, IAHSS, SIA and Security Today magazine to help spread the word and share RAD’s success stories with the public.”

RAD’s upcoming conferences and webinars are:

IAHSS Great Lakes Chapter Meeting at the REX (RAD Excellence Center)

○	Date: March 15, 10:00 am - 12:30 pm ET
○	Location: The REX (RAD Excellence Center) in Ferndale, Michigan
○	Hosted By: The Great Lakes Chapter of IAHSS and RAD
○	Description: This hands-on event is by invitation only and closed to the public. The event, hosted by the Great Lakes Chapter of IAHSS in collaboration with RAD, will focus on “Security in 2024: The Impact of Automation and Robotics.” Experts from RAD and IAHSS will discuss the transformative power of security automation and robotics, including trends, innovative solutions, and future directions in security services.

2024 Healthcare Safety & Security Symposium

○	Date: March 22, 8:00 am - 2:00 pm ET
○	Location: 1 Hotel Nashville in Nashville, Tennessee
○	Hosted By: Allied Universal and RAD
○	Description: This symposium is by invitation only and closed to the public. It will address workplace safety and security in 2024, with a focus on recognizing and responding to workplace violence. Healthcare executives, facilities and risk management professionals, healthcare public safety and police departments, security-related departments, and security leaders are invited to attend.

Webinar: Enhancing Campus Safety: Practical Approaches to Advanced Firearm Detection Technology

○	Date: March 26, 2:00 pm - 3:00 pm ET
○	Hosted By: Security Today Magazine and RAD
○	Location: Online, register at tinyurl.com/rad-firearm-detection/
○	Description: This webinar is open to the public. It will introduce cutting-edge advancements in firearm detection technology tailored for campus environments. Steve Reinharz, CEO of RAD, will discuss practical and affordable strategies for implementing and optimizing these solutions. Troy McCanna, RAD’s Chief Security Officer and former law enforcement officer with 23 years in the FBI, will provide insights into integrating advanced firearm detection within campus security protocols. Moderated by Ralph Jensen, publisher of Security Today and Campus Security & Life Safety magazines, the webinar aims to equip attendees with actionable strategies and best practices for strengthening campus security measures.

The Company proudly distinguishes itself by openly sharing its upcoming event schedule with the community and extending invitations to investors to follow the Company’s activities. With a commitment to transparency and engagement, AITX recognizes the importance of keeping stakeholders informed about its strategic initiatives, industry engagements, and developmental milestones. By providing visibility into its event calendar, the Company aims to foster trust and transparency with investors while demonstrating its proactive approach to communication and investor relations. As a testament to its dedication to shareholder engagement, AITX invites investors to stay connected and informed about the Company’s progress as it continues to drive innovation and growth in the security technology sector.

AITX, through its subsidiary, Robotic Assistance Devices, Inc. (RAD), is redefining the $25 billion (US) security and guarding services industry through its broad lineup of innovative, AI-driven Solutions-as-a-Service business model. RAD solutions are specifically designed to provide cost savings to businesses of between 35%-80% when compared to the industry’s existing and costly manned security guarding and monitoring model. RAD delivers this tremendous cost savings via a suite of stationary and mobile robotic solutions that complement, and at times, directly replace the need for human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

RAD has a prospective sales pipeline of over 35 Fortune 500 companies and numerous other client opportunities. RAD expects to continue to attract new business as it converts its existing sales opportunities into deployed clients generating a recurring revenue stream. Each Fortune 500 client has the potential of making numerous reorders over time.

About Artificial Intelligence Technology Solutions (AITX)

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and fuel new business ideas. Through its next-generation robotic product offerings, AITX’s RAD, RAD-M and RAD-G companies help organizations streamline operations, increase ROI, and strengthen business. AITX technology improves the simplicity and economics of patrolling and guard services and allows experienced personnel to focus on more strategic tasks. Customers augment the capabilities of existing staff and gain higher levels of situational awareness, all at drastically reduced cost. AITX solutions are well suited for use in multiple industries such as enterprises, government, transportation, critical infrastructure, education, and healthcare. To learn more, visit www.aitx.ai, www.radsecurity.com, www.stevereinharz.com, www.radgroup.ai, www.raddog.ai, and www.radlightmyway.com, or follow Steve Reinharz on Twitter @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the “Company”). This publication contains forward-looking statements, which are not guarantees of future performance and may involve subjective judgment and analysis. The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company’s future revenues, results of operations, or stock price.

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Steve Reinharz

949-636-7060
@SteveReinharz